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                                                                    Exhibit 10.7


                       FLORISTS ONLINE HOSTING AGREEMENT


     This Florists Online Hosting Agreement (this "Agreement") is being entered into as of the ___ day of June, 1999 and is entered into by and between Florists' Transworld Delivery, Inc., a Michigan corporation ("FTDI"), and ftd.com inc., a Delaware corporation ("ftd.com").


                                   RECITALS

     A. Historically, FTDI was engaged directly in, among other things, the business of offering consumers the opportunity to place floral and specialty gift orders directly with FTDI through its toll free telephone number (1-800-SEND-FTD) and its Web site (www.ftd.com) (the "Direct Access Business").

     B. Historically, using its Web site, FTDI offered various online hosting services for its Internet program, FTD Florists Online, located at www.ftd.com.

     C. Recently, FTDI formed ftd.com as a subsidiary of FTDI and, pursuant to the Formation Agreement, dated as of May 19, 1999, between FTDI and ftd.com (the "Formation Agreement"), transferred substantially all of FTDI's assets, rights and interests relating to the Direct Access Business to ftd.com, including FTDI's Web site.

     D. In connection with FTDI's operation of FTD Florists Online, FTDI desires to obtain various online hosting services ("Services") from ftd.com, and ftd.com desires to provide such Services to FTDI.


THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

Section 1.     Services.

     (a) ftd.com shall provide, directly, through its subsidiaries or through a third party vendor reasonably satisfactory to FTDI, the services described on Exhibit A hereto, at the cost specified and on the other terms and conditions set forth on Exhibit A.

     (b) In the event that FTDI requests services that exceed the scope or extent of the Services provided for herein, and if ftd.com agrees to provide such services, ftd.com and FTDI will negotiate in good faith the terms and conditions, including price, under which ftd.com will provide such Services; provided, however, that the terms and conditions, including price, upon which ftd.com will provide those Services to FTDI shall be no less favorable to FTDI than the terms and conditions, including price, upon which ftd.com provides comparable services to unaffiliated third parties.
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Section 2.     Compensation.

     FTDI will pay to ftd.com when due a fee for each of the Services equal to the amount described in Exhibit A hereto relating to such Service, provided that in the event FTDI terminates any Service in accordance with Section 3 hereof, the fee for such Service shall cease to accrue on and after the effective date of such termination. Late payments shall accrue interest at a rate equal to ftd.com's average cost of borrowings at the end of ftd.com's most recent fiscal quarter plus 200 basis points.

Section 3.     Term.

     (a) The term of this Agreement shall begin on the date hereof (the "Effective Date") and shall continue for a period of 12 months in full force and effect until it is terminated in accordance with this Section 3 and shall be automatically renewed for like periods of 12 months unless notice of election not to renew is given by either party at least 90 days prior to the commencement of any renewal period.

     (b) ftd.com shall have the right (but not the obligation) to terminate this Agreement and the rights granted to FTDI hereunder if:

          (i) FTDI is in material breach of any of its obligations hereunder, which breach is not cured within 20 days of receipt of written notice from ftd.com of such breach;

          (ii) FTDI is the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors, if such petition or proceeding is not dismissed within 90 days of filing, or becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors, if such petition or proceeding is not dismissed within 90 days of filing;

          (iii) FTDI involuntarily dissolves or is dissolved; or

          (iv) FTDI is judicially adjudicated insolvent or generally is unable to pay its debts as they mature or makes an assignment for the benefit of its creditors.

     (c) FTDI shall have the right (but not the obligation) to terminate this Agreement and the rights granted to ftd.com hereunder if:

          (i) ftd.com is in material breach of any of its obligations hereunder, which breach is not cured within 20 days of receipt of written notice from FTDI of such breach;

          (iii) ftd.com is the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors, if such petition or proceeding is not dismissed within 90 days of filing, or becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation or composition

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for the benefit of creditors, if such petition or proceeding is not dismissed within 90 days of filing;

          (iii) ftd.com involuntarily dissolves or is dissolved; or

          (iv) ftd.com is judicially adjudicated insolvent or generally is unable to pay its debts as they mature or makes an assignment for the benefit of its creditors.

     (d) FTDI will have the right (but not the obligation) to terminate this Agreement and the rights granted to ftd.com hereunder, upon 90 days written notice to ftd.com, following the acquisition of the beneficial ownership of at least 20% (the "Threshold") of the voting power represented by the voting securities of ftd.com, any successor thereto or any Permitted Assignee (as defined in Section 9(a) of this Agreement) by any person or "group" within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision thereof (a "group") other than FTD Corporation, a Delaware corporation ("FTDC"), any affiliate of FTDC, FTDI or any affiliate of FTDI. For purposes of this Agreement, (i) the term "beneficial ownership" shall have the meaning set forth in Rule 13d-3 of the Exchange Act or any successor provisions thereof, (ii) the term "voting securities" means the Class A Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share, of ftd.com and any other securities issued by ftd.com having the power to vote generally in the election of directors of ftd.com and
(iii) the term "affiliate" means a person or entity directly or indirectly controlled by, controlling or under common control with another person. For purposes of this Section 3, an acquisition shall not include (A) the acquisition by a person of voting securities of ftd.com pursuant to an involuntary disposition by FTDI through foreclosure or similar event or (B) the acquisition by a person of voting securities of ftd.com pursuant to a dividend intended to be on a tax-free basis (a "Tax-Free Spin-Off") under the Internal Revenue Code of 1986, as amended from time to time, but shall include a subsequent acquisition of voting securities pursuant to a disposition by the person that acquired the voting securities in such involuntary disposition or such Tax-Free Spin-Off. In the event any person acquires beneficial ownership of voting power in excess of the Threshold as a result of a transaction described in the immediately preceding sentence, the Threshold with respect to such person shall be adjusted to an amount equal to the percentage of beneficial ownership held by such person immediately following such transaction.

     (e) A party may exercise its right to terminate pursuant to this Section 3 by sending appropriate written notice to the other party. No exercise by a party of its rights under this Section 3 will limit its remedies by reason of the other party's default, the party's rights to exercise any other rights under this Section 3, or any of that party's other rights.

Section 4.     Records and Accounts.

     ftd.com will maintain accurate books, records and accounts of all transactions relating to the Services performed by it pursuant to this Agreement. FTDI may, at its own expense, examine and copy those books and records as provided in this Section 4. Such books, records and accounts will be maintained in a manner that allows FTDI to separate these matters from those relating to ftd.com's other operations. Such books, records and accounts will reflect such

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information as would normally be examined by an independent accountant in performing an audit pursuant to United States generally accepted auditing standards for the purpose of certifying financial statements, and to permit verification thereof by governmental agencies. FTDI may make examinations pursuant hereto during ftd.com's usual business hours, and at the place in the continental United States where ftd.com regularly keeps these books and records. FTDI will be required to notify ftd.com at least two business days before the date of planned examination. If FTDI's examination is not completed within two months from commencement, ftd.com at any time may require FTDI to terminate such examination on seven days' notice to FTDI, provided that ftd.com has cooperated with FTDI in the examination of such books and records.

Section 5.     No Restrictions.

     Nothing in this Agreement shall limit or restrict the right of any of FTDI's directors, officers or employees or any of ftd.com's directors, officers or employees to engage directly or indirectly in the same or similar business activities or lines of business as FTDI or ftd.com, respectively, or limit or restrict the right of FTDI or ftd.com, as the case may be, to engage in any other business or to render or obtain, as the case may be, services of any kind to or from, as the case may be, any corporation, firm, individual, trust or association.

Section 6.     Independent Contractors.

     ftd.com and FTDI are independent contractors. There is no relationship of partnership, joint venture, employment, franchise or agency between ftd.com and FTDI. Neither ftd.com nor FTDI shall have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent. When ftd.com's employees act under the terms of this Agreement, they shall be deemed at all times to be under the supervision and responsibility of ftd.com; and no person employed by ftd.com and acting under the terms of this Agreement shall be deemed to be acting as agent or employee of FTDI or any customer of FTDI for any purpose whatsoever.

Section 7.     Confidentiality.

     ftd.com and FTDI each agree to hold in strict confidence, and to use reasonable efforts to cause each of their employees and representatives to hold in strict confidence, all confidential information concerning ftd.com or FTDI, as the case may be, furnished to or obtained by the other party, in the course of performing the obligations provided for under this Agreement except to the extent that (a) such information has been in the public domain through no fault of ftd.com or FTDI, as the case may be, (b) disclosure or release is compelled by judicial or administrative process or (c) in the opinion of counsel to ftd.com or FTDI, as the case may be, disclosure or release is necessary pursuant to requirements of law or the requirements of any governmental entity including, without limitation, disclosure requirements under the securities laws of the United States or similar laws of other jurisdictions applicable to ftd.com or FTDI, as the case may be.

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Section 8.     Dispute Resolution.

     (a) In the event that any party to this Agreement has any claim, right or cause of action against any other party to this Agreement, which the parties shall be unable to settle by agreement between themselves, such claim, right or cause of action, to the extent that the relief sought by such party is for monetary damages or awards, shall be determined by arbitration in accordance with the provisions of this Section 8.

     (b) The party or parties requesting arbitration shall serve upon the other or others a demand therefor, in writing, specifying the matter to be submitted to arbitration, and nominating a competent disinterested person to act as an arbitrator. Within 30 days after receipt of such written demand and nomination, the other party or parties shall, in writing, nominate a competent disinterested person, and the two (2) arbitrators so designated shall, within 15 days thereafter, select a third arbitrator. The three (3) arbitrators shall give immediate written notice of such selection to the parties and shall fix in said notice a time and place of the meeting of the arbitrators which shall be as soon as conveniently possible (but in no event later than 30 days after the appointment of the third arbitrator), at which time and place the parties to the controversy shall appear and be heard with respect to the right, claim or cause of action.

     (c) In case the notified party or parties shall fail to make a selection upon notice within the time period specified, the party asserting such claim shall appoint an arbitrator on behalf of the notified party. In the event that the first two (2) arbitrators selected shall fail to agree upon a third arbitrator within 15 days after their selection, then such arbitrator may, upon application made by either of the parties to the controversy, be appointed by any judge of any United States court of record having jurisdiction in the State of Illinois.

     (d) Each party shall present such testimony, examinations and investigations in accordance with such procedures and regulations as may be determined by the arbitrators and shall also recommend to the arbitrators a monetary award to be adopted by the arbitrators as the complete disposition of such claim, right or cause of action. After hearing the parties in regard to the matter in dispute, the arbitrators shall adopt as their determination with respect to such claim, right or cause of action, within 45 days of the completion of the examination, by majority decision signed in writing (together with a brief written statement of the reasons for adopting such recommendation), one of the recommendations submitted by the parties to the dispute and shall grant no other relief or remedy. The decision of said arbitrators, absent fraud, duress or manifest error, shall be final and binding upon the parties to such controversy and may be enforced in any court of competent jurisdiction.

     (e) The expense and cost of such arbitration shall be borne by the party or parties whose recommendation was not adopted by the arbitrators. Each party shall pay the fees and expenses of its own counsel.

     (f) Notwithstanding any other provisions of this Section 8, in the event that a party against whom any claim, right or cause of action is asserted commences, or has commenced against it, bankruptcy, insolvency or similar proceedings, the party or parties asserting such claim, right or cause of action shall have no obligations under this Section 8 and may assert such

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claim, right or cause of action in the manner and forum it deems appropriate, subject to applicable laws. No determination or decision by the arbitrators pursuant to this Section 8 shall limit or restrict the ability of any party hereto to obtain or seek in any appropriate forum, any relief or remedy that is not a monetary award or money damages.

Section 9.     Miscellaneous.

     (a) Neither party may assign this Agreement, or their respective rights and obligations hereunder, in whole or in part without the other party's prior written consent. Any attempt to assign this Agreement without such consent shall be void and of no effect ab initio. Notwithstanding the immediately preceding sentence, either party may assign this Agreement or all, but not less than all, of its rights and obligations hereunder to any entity controlled by it or to any entity that acquires it by purchase of stock or by merger or otherwise, or by obtaining all or substantially all of its assets (a "Permitted Assignee"), provided that any such Permitted Assignee, or any division thereof, thereafter succeeds to all of the rights and is subject to all of the obligations of the assignor under this Agreement; provided, however, the provisions of this Section 9(a) shall in no way modify the provisions of Section 3(d).

     (b) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State. Each party shall comply in all respects with all laws and regulations applicable to its activities under this Agreement.

     (c) Notwithstanding the provisions of Section 8, each party hereto irrevocably submits to the exclusive jurisdiction of (a) the courts of the State of Illinois, DuPage County, or (b) the United States District Court for the Northern District of Illinois, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby or thereby. Each of FTDI and ftd.com agrees to commence any such action, suit or proceeding either in the United States District Court for the Northern District of Illinois or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the courts of the State of Illinois, DuPage County. Each of FTDI and ftd.com further agrees that service of any process, summons, notice or documents by U.S. registered mail to such party's respective address set forth below shall be effective service of process for any action, suit or proceeding in Illinois with respect to any matters to which it has submitted to jurisdiction in this Section 9(c). Each of FTDI and ftd.com irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby and thereby in (i) the courts of the State of Illinois, DuPage County, or (ii) the United States District Court for the Northern District of Illinois, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     (d) If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

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     (e)  All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

          (i)  if to ftd.com,

               ftd.com inc.
               3113 Woodcreek Drive
               Downers Grove, IL  60515
               Attention:  President

          (ii) if to FTDI,

               Florists' Transworld Delivery, Inc.
               3113 Woodcreek Drive
               Downers Grove, IL  60515
               Attention:  President

     (f) The provisions of Sections 7, 8 and 9 hereof shall survive any termination of this Agreement.

     (g) No failure of either party to exercise or enforce any of its rights under this Agreement shall act as a waiver of such right.

     (h) This Agreement, along with the Exhibits hereto, contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Neither party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.

     (i) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each of the other parties.

     (j) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto; provided, however, that as long as (1) FTDC beneficially owns 25% or more of the voting power represented by the voting securities of ftd.com, and no other Person directly or beneficially owns a greater percentage of such voting power, or (2) directors, officers or affiliates of FTDC or its subsidiaries constitute a majority of the members of ftd.com's board of directors, no amendment of this Agreement will be valid unless it has been approved by at least a majority of the members of ftd.com's board of directors, which majority must include at least one-half of members of ftd.com's board of directors who are "independent" directors pursuant to the applicable rules of Nasdaq or any national stock exchange on which ftd.com's equity securities are then traded or listed.

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     (k)  This Agreement is for the sole benefit of the parties hereto and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto any legal or equitable rights hereunder.

     (l) The headings contained in this Agreement or in any Exhibit hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section or an Exhibit, such reference shall be to a Section of, or an Exhibit to, this Agreement unless otherwise indicated.

           [The remainder of this page intentionally is left blank.]

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                       ftd.com inc.


                                       By:
                                          ----------------------------
                                       Name:
                                       Title:



                                       Florists' Transworld Delivery, Inc.


                                       By:
                                          ----------------------------
                                       Name:
                                       Title:
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                                   EXHIBIT A

                            ONLINE HOSTING SERVICES

     If requested by FTDI, ftd.com will provide, by itself or through its subsidiaries, the services described below:

     (a) Scope and Description of Services. ftd.com will provide FTDI with all online hosting services currently provided to FTDI directly by ftd.com or by ftd.com through third party contracts, including, without limitation, the development and maintenance for FTD florists of Commerce Web Subsites (as defined below) within the www.ftd.com web site on the Internet based on each member florist's completed FTD Florists Online Enrollment and Information Forms submitted by the florist in conformance with FTDI's instructions. Notwithstanding anything herein to the contrary, ftd.com and FTDI will mutually agree, from time to time, with respect to the placement of the link to this information and the manner in which this link appears on its web site. If a consumer places an order directly on a florist's Commerce Web Subsite, ftd.com agrees to transmit such order to FTDI's Mercury Network and FTDI will convert that order to a Mercury message and direct the order to that florist for fulfillment, with FTDI receiving 100% of the order's value subject to any processing charges. For the purposes of this Agreement, the term "Commerce Web Subsite" means a Web site through which a consumer can place an order for floral or specialty gift products.

     (b) Price. For the services described above, FTDI will pay ftd.com a monthly fee of $50 for each florist Commerce Web Subsite hosted on ftd.com.

     (c) Payment and Accounting. ftd.com will invoice FTDI within 15 days of the end of each month for services rendered in such month. FTDI will pay such invoice within 30 days of receipt.

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